Generex Announces $2.75 Million Capital Investment

WORCESTER, MA, July 11, 2011 (PRNewswire) – Generex Biotechnology Corporation (the “Company”) (www.generex.com) (OTCBB:GNBT.OB) today announced that it entered into a securities purchase agreement with certain institutional investors on July 8, 2011.  The investors have agreed to purchase at the initial closing an aggregate of 2,575 shares of the Company’s newly designated non-voting Series A 9% Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to an aggregate of 100% of the shares of its common stock issuable upon conversion of the convertible preferred stock (“warrants”) at the initial closing.  The convertible preferred stock and warrants will be sold in units, with each unit consisting of one share of convertible preferred stock and a warrant to purchase 100% of the shares of the Company’s common stock issuable upon conversion of such share of convertible preferred stock.  Each unit will be sold at a negotiated price of $1,000, for an aggregate purchase price of $2,575,000 at the initial closing.  An aggregate of 34,333,334  shares of the Company’s common stock will be issuable upon conversion of, or exercise of, the convertible preferred stock and warrants issued at the initial closing. In addition, until July 8, 2012, each investor may, in its sole determination, elect to purchase, severally and not jointly with the other investors, in one or more purchases, in the ratio of such investor's original subscription amount to the original aggregate subscription amount of all investors, additional units consisting of convertible preferred stock and warrants at a purchase price of $1,000 per unit with an aggregate subscription amount thereof of up to $2,575,000, which units will be identical to the units of convertible preferred stock and warrants issued in connection with the initial closing.

The convertible preferred stock has an effective conversion price of $0.15 per share, subject to adjustment under certain circumstances.  The convertible preferred stock will accrue a 9% dividend until July 8, 2014 and, beginning on July 8, 2014 and on each one year anniversary thereafter, such dividend rate will increase by an additional 3%.  The dividend will be payable quarterly in cash, or at the Company’s option, in shares of common stock.  In the event that the convertible preferred stock is converted prior to July 8, 2014, the Company will pay the holder of the converted preferred stock an amount equal to $270 per $1,000 of stated value of the convertible preferred stock, less the amount of all prior quarterly dividends paid on such converted preferred stock before the relevant conversion date.  Such “make-whole payment” may be made in cash or, at the Company’s option, in shares of its common stock.

Subject to certain ownership limitations, the warrants will be exercisable at any time after their date of issuance and on or before the fifth-year anniversary thereafter at an exercise price of $0.25 per share of common stock, subject to adjustment under certain circumstances.  The exercise price and number of shares of common stock issuable upon exercise will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then exercise price, except in the event of certain exempt issuances.

Generex intends to use the net proceeds (approximately $2,295,000) from the offering for general corporate purposes which will include, inter alia, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications, and general working capital.

The initial closing is expected to take place on or about July 11, 2011, subject to the satisfaction of customary closing conditions.

Seahawk Capital Partners, Inc. will be paid a finder’s fee by the Company in connection with this offering.

Mark Fletcher, the Generex President & Chief Executive Officer, stated:  “This financing will permit Generex to proceed in a measured fashion with our previously announced strategic development initiatives, including the spinout of Antigen Express and the next stage of the Generex Oral-lyn™ clinical and regulatory development plan.”

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Generex is offering the shares of convertible preferred stock, warrants, the shares of common stock underlying the convertible preferred stock and the warrants, and the shares of common stock issuable in lieu of the cash payment of dividends on the convertible preferred stock payable through July 8, 2014 and issuable as finders’ fees pursuant to an effective shelf registration statement and only by prospectus.  Copies of the final prospectus supplement in respect of the offering, together with the accompanying base prospectus, can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About Generex Biotechnology Corporation

Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutic vaccines for the treatment of malignant, infectious, allergic, and autoimmune diseases.  Antigen Express has pioneered the use of specific CD4+ T helper stimulation in immunotherapy.  One of its platform technologies relies on inhibition of expression of the Ii protein.  Antigen Express scientists, and others, have shown clearly that suppression of expression of the Ii protein in cancer cells allows for potent stimulation of T helper cells and prevents the further growth of cancer cells.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as "expects," “intend,” “may,” "plan," "will," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  Risks and uncertainties relating to the offering pursuant to the securities purchase agreement include the risks that (1) all of the conditions to closing of the securities purchase agreement may not be satisfied or waived; (2) provisions of the Delaware General Corporation Law may prohibit the Company from making dividend payments with respect to the convertible preferred stock or make-whole payments that may be due to the holders of the convertible preferred stock; (3) the offering will trigger the price protection feature of certain of the Company’s outstanding warrants and dilute current stockholders;  (4) Generex may not be able to maintain an effective shelf registration statement covering all the shares of common stock underlying the convertible preferred stock and the warrants and the shares of common stock issuable in lieu of the cash payment of dividends on the convertible preferred stock payable through July 8, 2014; and (5) sales of the Company’s common stock issued upon conversion of, or exercise of, the convertible preferred stock and warrants received in the offering may cause the market price of the common stock to fall.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any "phase" of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contacts:
Generex Biotechnology Corporation
Todd Falls
800-391-6755

Seahawk Capital Partners, Inc.
Joseph Moscato
646-599-6222

Media Contact:
Beckerman Public Relations
Jerry Schranz
201-465-8020
jschranz@beckermanpr.com